UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANTTO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 8, 2009
Capital Equity Finance, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-52704	20-8090841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Blue Lagoon Drive, Suite 100, Miami, FL	33126
(Address of Principal Executive Offices)	(Zip Code)

(786) 888-4567
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)   Previous Independent Auditors:

(i) On May 8, 2009, as set forth in Item 5.01 and 5.02 below, which are incorporated herein by reference, there was a change in control of Capital Equity Finance, Inc. (the “Company”). On May 8, 2009, the new Board of Directors dismissed Berman & Co., P.A.as the certifying accountant for the Company.  Berman & Co., P.A. served as the Company’s certifying accountant since at least May 23, 2007.  On May 8, 2009, the Company engaged Hawkins Accounting as its principal independent accountant.  This decision to engage Hawkins Accounting was ratified by the full Board of Directors of the Company.

(ii)Berman & Co., P.A.’s accountant’s report on the financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principles,  but with the exception that, in its reports on the Company’s financial statements for the years ended December 31, 2008 and December 31, 2007, Berman & Co., P.A. reported that the Company’s financial statements have been prepared assuming that the Company will continue as a going concern.  As the certifying accountant’s opinion pertained to the year ended December 31, 2008, the reason for this opinion, as discussed in Note 2 to the financial statements, was that the Company had a net loss of $23,028 and net cash used in operations of $12,909 for the year ended December 31, 2008; and a working capital deficit of $2,765 and a stockholders’ deficit of $2,765 at December 31, 2008. In the opinion of Berman & Co., P.A., these factors raised substantial doubt about the Company’s ability to continue as a going concern.

(iii) Because the Company has no standing audit committee, the Company’s full Board of Directors participated in and approved the decision to change independent accountants.

(iv) In connection with its review of the Company’s financial statements during the Company's two most recent fiscal years and any subsequent interim period preceding its dismissal, there have been no disagreements with Berman & Co., P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berman & Co., P.A., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(v) During the two most recent audit periods, and through the date of Berman & Co., P.A.’s dismissal, there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

(vi) The Company requested that Berman & Co., P.A. furnish it with an amended letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K/A.

(b)   New Independent Accountants:

(i) The Company engaged Hawkins Accounting as its new independent auditors as of May 8, 2009.  Prior to such date, the Company did not consult with Hawkins Accounting or any other audit firm regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered, or (iii) any other matter that was the subject of a disagreement or a reportable event between the Company and its former auditor as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 5.01.  Changes in Control of Registrant.

On May 8, 2009, Neurotech, Inc., acquired from various shareholders 6,000,000 shares of common stock of Capital Equity Finance, Inc., at varying prices from various shareholders, which resulted in a change of control.  The stock purchase agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. Neurotech, Inc., beneficially and directly owns 6,000,000 shares of Common Stock as of the date of this report which represents (98.5%) of the outstanding Common Stock of the Company based on 6,090,000 shares outstanding as reported in the latest available filing with the Securities and Exchange Commission.  The shares acquired by Neurotech, Inc. include 6,000,000 shares of voting power.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2009, Luz M. Weigel resigned from her positions as President, Secretary, Treasurer and Director of Capital Equity Finance, Inc.  The resignations of Ms. Weigel were not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.  Ms. Weigel’s written resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 8, 2009 the Board of Directors of Capital Equity Finance, Inc. nominated and a majority of the shareholders approved the election of Mr. Chad B. Beemer to serve on the Board of Directors.  The Board or Directors appointed Mr. Beemer to serve as the President, Secretary, and Treasurer of the Company.

Mr. Beemer, age 54, attended college at Northwestern Missouri State University where he graduated in 1977 with a major in Electronics.  Mr. Beemer has over twenty five years experience managing and operating businesses and acting as a consultant for various businesses.  Mr. Beemer currently works for an Omaha based company where he consults clients in software and hardware applications.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2009	CAPITAL EQUITY FINANCE, INC.
/s/ Chad B. Beemer
Chad B. Beemer
President, Secretary, Treasurer and Director

Exhibit List
10.1*                      Stock Purchase Agreement dated May 8, 2009
16.1        Amended Letter from Berman & Co., P.A. to the Securities and Exchange Commission dated May 27, 2009.
99.1*                      Resignation Letter

*           Incorporated by reference from Form 8-K filed May 14, 2009.